Exhibit 99.1

NEWS RELEASE

Range Announces Second Quarter 2025 Results

FORT WORTH, TEXAS, July 22, 2025…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its second quarter 2025 financial results.

Second Quarter 2025 Highlights –

•
Cash flow from operating activities of $336 million
•
Cash flow from operations, before working capital changes, of $301 million
•
Repurchased $53 million of shares, paid $21 million in dividends, and reduced net debt to $1.2 billion
•
Capital spending was $154 million, approximately 23% of the annual 2025 budget
•
Realized price, including hedges, was $3.49 per mcfe
•
Natural gas differential, including basis hedging, of ($0.50) per mcf to NYMEX
•
Pre-hedge NGL realizations of $23.73 per barrel – a premium of $0.61 over Mont Belvieu equivalent
•
Production averaged 2.20 Bcfe per day, approximately 68% natural gas
•
Improved 2025 production guidance and increased expected lateral footage in year-end inventory, while lowering 2025 capital due to operational efficiencies.

Commenting on the results, Dennis Degner, the Company’s CEO said, “This year is off to a great start with another quarter of efficiency gains and consistent well performance driving strong free cash flow and building operational momentum. Our strong financial results supported $74 million in share repurchases and dividends, while lowering net debt to $1.2 billion. We believe Range is well positioned to benefit as in-basin demand opportunities materialize alongside a global call on natural gas. Range is one of the few producers in Appalachia with sufficient high-quality inventory to support the required growth in baseload supply. Further, Range’s continued efficiencies are supported by our countercyclical investments in drilled inventory over the last 18 months and consistent well results. Importantly, we intend to help meet future demand increases while also returning significant capital to shareholders.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of non-GAAP financial measures and the accompanying tables that reconcile each non-GAAP measure to its most directly comparable GAAP financial measure.

Second Quarter 2025 Results

GAAP revenues and other income for second quarter 2025 totaled $856 million, GAAP net cash provided from operating activities (including changes in working capital) was $336 million, and GAAP net income was $238 million ($0.99 per diluted share). Second quarter earnings results include a $155 million mark-to-market derivative gain due to decreases in commodity prices.

Cash flow from operations before changes in working capital, a non-GAAP measure, was $301 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $158 million ($0.66 per diluted share) in second quarter 2025.

The following table details Range’s second quarter 2025 unit costs per mcfe(a):

Expenses	2Q 2025 (per mcfe)	2Q 2024 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.11	$ 0.11	0%
Transportation, gathering, processing and compression(a)	1.52	1.44	6%
Taxes other than income	0.04	0.03	33%
General and administrative(a)	0.16	0.16	0%
Interest expense(a)	0.13	0.14	(7%)
Total cash unit costs(b)	1.97	1.88	5%
Depletion, depreciation and amortization (DD&A)	0.46	0.45	2%
Total unit costs plus DD&A(b)	$ 2.43	$ 2.33	4%

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for second quarter 2025(a):

	2Q25 Production & Realized Pricing
	Natural Gas (mcf)	Oil (bbl)	NGLs (bbl)	Natural Gas Equivalent (mcfe)

Net production per day	1,497,771	6,382	110,209	2,197,321

Average NYMEX price	$ 3.44	$63.72	$ 23.12
Differential, including basis hedging	(0.50)	(10.95)	0.61
Realized prices before NYMEX hedges	2.94	52.77	23.73	3.35
Settled NYMEX hedges	0.19	1.45	0.15	0.14
Average realized prices after hedges	$ 3.13	$ 54.22	$ 23.88	$ 3.49

(a)
Totals may not be exact due to rounding

Second quarter 2025 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $3.49 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $2.94 per mcf, or a ($0.50) per mcf differential to NYMEX. Range continues to expect its 2025 natural gas differential to average ($0.40) to ($0.48) relative to NYMEX.
•
Range’s pre-hedge NGL price during the quarter was $23.73 per barrel, approximately $0.61 above the Mont Belvieu weighted equivalent. Range is improving its expected 2025 NGL differential to average +$0.40 to +$1.25 relative to a Mont Belvieu equivalent barrel.
•
Crude oil and condensate price realizations, before realized hedges, averaged $52.77 per barrel, or $10.95 below WTI (West Texas Intermediate). Range continues to expect its 2025 condensate differential to average ($10.00) to ($15.00) relative to NYMEX.

Repurchase Activity and Financial Position

During the second quarter, Range repurchased 1,453,438 shares at an average price of approximately $36.35 per share. As of June 30, 2025, the Company had approximately $900 million of availability under the share repurchase program.

In May 2025, Range paid off the remaining principal balance of its 4.875% senior notes due 2025 at par by utilizing cash on hand and by borrowing on the bank credit facility. As of June 30, 2025, Range had net debt outstanding of approximately $1.22 billion, consisting of $1.1 billion of senior notes, $125 million on the facility, and $0.1 million in cash.

Capital Expenditures and Operational Activity

Second quarter 2025 drilling and completion expenditures were $136 million. In addition, during the quarter, approximately $11 million was invested in acreage, and $7 million was invested in infrastructure, pneumatic devices, and other investments. Year-to-date capital investments of $301 million are approximately $10 million below plan as a result of operational efficiencies. As a result, Range is lowering the high-end of its 2025 capital guide to $680 million.

During the quarter, Range drilled ~285,000 lateral feet across 20 wells, while turning to sales ~156,000 lateral feet across 12 wells. The added inventory of drilled but not completed laterals places Range on track to exit 2025 with greater than 400,000 lateral feet of growth inventory to support future development.

The table below summarizes expected 2025 activity plans regarding the number of wells to sales in each area.

	Wells TIL 1H 2025	Remaining 2025	2025 Planned TIL
SW PA Super-Rich	5	3	8
SW PA Wet	17	12	29
SW PA Dry	0	5	5
NE PA Dry	0	4	4
Total Wells	22	24	46

Guidance – 2025

Updated Capital & Production Guidance

Range’s 2025 all-in capital budget is now $650 million - $680 million, improved from prior guidance of $650 million - $690 million. Annual production is now expected to be approximately 2.225 Bcfe per day in 2025, updated from prior guidance of ~2.2 Bcfe per day. Liquids are expected to be over 30% of production.

Updated Full Year 2025 Expense Guidance

	Updated Guidance	Prior Guidance
Direct operating expense:	$0.12 - $0.13 per mcfe	$0.12 - $0.14 per mcfe
Transportation, gathering, processing and compression expense:	$1.50 - $1.55 per mcfe	$1.50 - $1.55 per mcfe
Taxes other than income:	$0.03 - $0.04 per mcfe	$0.03 - $0.04 per mcfe
Exploration expense:	$24 - $28 million	$24 - $28 million
G&A expense:	$0.17 - $0.18 per mcfe	$0.17 - $0.19 per mcfe
Net Interest expense:	$0.12 - $0.13 per mcfe	$0.12 - $0.13 per mcfe
DD&A expense:	$0.45 - $0.46 per mcfe	$0.45 - $0.46 per mcfe
Net brokered gas marketing expense:	$8 - $12 million	$8 - $12 million

Updated Full Year 2025 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production in 2025.

	Updated Guidance	Prior Guidance
FY 2025 Natural Gas:(1)	NYMEX minus $0.40 to $0.48	NYMEX minus $0.40 to $0.48
FY 2025 Natural Gas Liquids:(2)	MB plus $0.40 to $1.25 per barrel	MB plus $0.25 to $1.25 per barrel
FY 2025 Oil/Condensate:	WTI minus $10.00 to $15.00	WTI minus $10.00 to $15.00

(1) Including basis hedging

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged basis across the Company’s numerous natural gas sales points to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of June 30, 2025, was a net gain of $19.9 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, July 23 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until August 23rd.

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles (GAAP), the Company’s earnings press release contains certain financial measures that are not presented in accordance with GAAP. Management believes certain non-GAAP measures may provide financial statement users with meaningful supplemental information for comparisons within the industry. These non-GAAP financial measures may include, but are not limited to Net Income, excluding certain items, Cash flow from operations before changes in working capital, realized prices, Net debt and Cash margin.

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods.

Cash flow from operations before changes in working capital represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

Net debt is calculated as total debt less cash and cash equivalents. The Company believes this measure is helpful to investors and industry analysts who utilize Net debt for comparative purposes across the industry.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, future commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price or drilling cost changes. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contacts:

Laith Sando

817-869-4267

Matt Schmid

817-869-1538

Range Media Contact:

Mark Windle

724-873-3223

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, In thousands, except per share data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	%	2025	2024	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$666,638	$478,450		$1,458,558	$1,045,451
Derivative fair value income (loss)	154,747	16,808		(4,210)	63,406
Brokered natural gas and marketing	33,009	31,393		87,417	60,224
ARO settlement gain (loss) (b)	1	-		1	(26)
Interest income (b)	1,762	3,376		4,815	6,319
Gain on sale of assets (b)	102	66		164	153
Other (b)	16	16		84	38
Total revenues and other income	856,275	530,109	62%	1,546,829	1,175,565	32%

Costs and expenses:
Direct operating	22,616	22,281		47,452	43,945
Direct operating - stock-based compensation (c)	504	471		1,041	968
Transportation, gathering, processing and compression	304,714	281,495		610,823	572,370
Taxes other than income	7,835	4,974		14,822	10,342
Brokered natural gas and marketing	34,183	33,513		91,544	64,408
Brokered natural gas and marketing - stock-based compensation (c)	802	583		1,642	1,291
Exploration	7,562	6,316		13,606	10,518
Exploration - stock-based compensation (c)	366	335		713	659
Abandonment and impairment of unproved properties	6,781	1,524		11,355	3,895
General and administrative	32,757	31,372		64,310	65,144
General and administrative - stock-based compensation (c)	9,326	8,482		19,437	18,460
General and administrative - lawsuit settlements	63	287		90	478
Exit costs	8,502	10,094		17,399	20,409
Deferred compensation plan (d)	(88)	1,240		2,791	7,645
Interest expense	25,630	28,356		53,415	57,472
Interest expense - amortization of deferred financing costs (e)	1,166	1,357		2,542	2,717
Gain on early extinguishment of debt	-	(179)		(3)	(243)
Depletion, depreciation and amortization	91,514	87,598		182,073	174,735
Total costs and expenses	554,233	520,099	7%	1,135,052	1,055,213	8%

Income before income taxes	302,042	10,010	2917%	411,777	120,352	242%

Income tax expense (benefit)
Current	4,645	2,399		6,645	3,981
Deferred	59,819	(21,093)		70,502	(4,471)
	64,464	(18,694)		77,147	(490)

Net income	$237,578	$28,704	728%	$334,630	$120,842	177%

Net income Per Common Share
Basic	$0.99	$0.12		$1.40	$0.50
Diluted	$0.99	$0.12		$1.39	$0.49

Weighted average common shares outstanding, as reported
Basic	238,187	241,125	-1%	239,106	240,815	-1%
Diluted	239,717	242,983	-1%	240,772	242,766	-1%

(a) See separate natural gas, NGLs and oil sales information table.
(b) Included in Other income in the 10-Q.
(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.
(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.
(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEET
(In thousands)	June 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Assets
Current assets	$272,616	$636,982
Derivative assets	51,115	87,098
Natural gas and oil properties, net (successful efforts method)	6,535,097	6,421,700
Other property and equipment, net	2,736	2,465
Operating lease right-of-use assets	170,159	119,838
Other	73,388	79,592
	$7,105,111	$7,347,675

Liabilities and Stockholders' Equity
Current liabilities	$580,744	$1,263,247
Asset retirement obligations	1,189	1,189
Derivative liabilities	1,201	9,634

Bank debt	121,092	-
Senior notes, excluding current maturities	1,090,607	1,089,614
Deferred tax liabilities	611,873	541,378
Derivative liabilities	23,187	10,488
Deferred compensation liabilities	64,262	65,233
Operating lease liabilities	109,026	35,737
Asset retirement obligations and other liabilities	143,174	137,181
Divestiture contract obligation	232,062	257,317
	2,978,417	3,411,018

Common stock and retained deficit	4,761,293	4,449,987
Other comprehensive income	582	611
Common stock held in treasury	(635,181)	(513,941)
Total stockholders' equity	4,126,694	3,936,657
	$7,105,111	$7,347,675

RECONCILIATION OF TOTAL DEBT AS REPORTED
TO NET DEBT, a non-GAAP measure
(Unaudited, in thousands)
	June 30,	December 31,
	2025	2024	%

Total debt, net of deferred financing costs, as reported	$1,211,699	$1,697,883	-29%
Unamortized debt issuance costs, as reported	13,301	10,819
Less cash and cash equivalents, as reported	(134)	(304,490)
Net debt, a non-GAAP measure	$1,224,866	$1,404,212	-13%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income	$237,578	$28,704	$334,630	$120,842
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense (benefit)	59,819	(21,093)	70,502	(4,471)
Depletion, depreciation and amortization	91,514	87,598	182,073	174,735
Abandonment and impairment of unproved properties	6,781	1,524	11,355	3,895
Derivative fair value (income) loss	(154,747)	(16,808)	4,210	(63,406)
Cash settlements on derivative financial instruments	31,466	128,057	36,039	250,430
Divestiture contract obligation, including accretion	8,502	10,062	17,399	20,329
Amortization of deferred financing costs and other	962	1,193	2,144	2,425
Deferred and stock-based compensation	11,047	11,122	26,130	29,337
Gain on sale of assets	(102)	(66)	(164)	(153)
Loss (gain) on early extinguishment of debt	-	(179)	(3)	(243)

Changes in working capital:
Accounts receivable	96,785	(30,541)	68,064	76,913
Other current assets	518	(13,461)	(8,510)	(22,405)
Accounts payable	(27,023)	(17,906)	9,158	(5,718)
Accrued liabilities and other	(26,912)	(19,431)	(86,754)	(101,805)
Net changes in working capital	43,368	(81,339)	(18,042)	(53,015)
Net cash provided from operating activities	$336,188	$148,775	$666,273	$480,705

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING
ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS
BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided from operating activities, as reported	$336,188	$148,775	$666,273	$480,705
Net changes in working capital	(43,368)	81,339	18,042	53,015
Exploration expense	7,562	6,316	13,606	10,518
Lawsuit settlements	63	287	90	478
Non-cash compensation adjustment and other	66	185	(109)	84
Cash flow from operations before changes in working capital - non-GAAP measure	$300,511	$236,902	$697,902	$544,800

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Basic:
Weighted average shares outstanding	238,804	242,647	239,785	242,365
Stock held by deferred compensation plan	(617)	(1,522)	(679)	(1,550)
Adjusted basic	238,187	241,125	239,106	240,815

Dilutive:
Weighted average shares outstanding	238,804	242,647	239,785	242,365
Dilutive stock options under treasury method	913	336	987	401
Adjusted dilutive	239,717	242,983	240,772	242,766

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES
AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO
CALCULATED CASH REALIZED NATURAL GAS, NGLs AND
OIL PRICES WITH AND WITHOUT THIRD-PARTY
TRANSPORTATION, GATHERING, PROCESSING AND
COMPRESSION COSTS, a non-GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	%	2025	2024	%
Natural gas, NGLs and Oil Sales components:
Natural gas sales	$397,955	$209,652		$888,332	$481,127
NGLs sales	238,034	228,285		513,688	484,361
Oil sales	30,649	40,513		56,538	79,963
Total Natural Gas, NGLs and Oil Sales, as reported	$666,638	$478,450	39%	$1,458,558	$1,045,451	40%

Derivative Fair Value Income (Loss), as reported	$154,747	$16,808		$(4,210)	$63,406
Cash settlements on derivative financial instruments - (gain) loss:
Natural gas	(29,114)	(126,194)		(33,843)	(247,107)
NGLs	(1,508)	(1,978)		(1,096)	(1,901)
Oil	(844)	115		(1,100)	(1,422)
Total change in fair value related to commodity derivatives prior to
settlement, a non-GAAP measure	$123,281	$(111,249)		$(40,249)	$(187,024)

Transportation, gathering, processing and compression components:
Natural Gas	$154,704	$153,040		$312,223	$303,152
NGLs	149,209	128,077		297,047	268,351
Oil	801	378		1,553	867
Total transportation, gathering, processing and compression, as reported	$304,714	$281,495		$610,823	$572,370

Natural gas, NGL and Oil sales, including cash-settled derivatives: (c)
Natural gas sales	$427,069	$335,846		$922,175	$728,234
NGLs sales	239,542	230,263		514,784	486,262
Oil Sales	31,493	40,398		57,638	81,385
Total	$698,104	$606,507	15%	$1,494,597	$1,295,881	15%

Production of natural gas, NGLs and oil during the periods (a):
Natural Gas (mcf)	136,297,159	136,099,063	0%	272,260,589	268,749,303	1%
NGLs (bbls)	10,029,051	9,376,810	7%	19,949,040	19,137,533	4%
Oil (bbls)	580,791	593,020	-2%	1,004,370	1,203,299	-17%
Gas equivalent (mcfe) (b)	199,956,211	195,918,043	2%	397,981,049	390,794,295	2%

Production of natural gas, NGLs and oil - average per day (a):
Natural Gas (mcf)	1,497,771	1,495,594	0%	1,504,202	1,476,645	2%
NGLs (bbls)	110,209	103,042	7%	110,216	105,151	5%
Oil (bbls)	6,382	6,517	-2%	5,549	6,612	-16%
Gas equivalent (mcfe) (b)	2,197,321	2,152,946	2%	2,198,790	2,147,221	2%

Average prices, excluding derivative settlements and before third-party transportation costs:
Natural Gas (per mcf)	$2.92	$1.54	90%	$3.26	$1.79	82%
NGLs (per bbl)	$23.73	$24.35	-3%	$25.75	$25.31	2%
Oil (per bbl)	$52.77	$68.32	-23%	$56.29	$66.45	-15%
Gas equivalent (per mcfe) (b)	$3.33	$2.44	36%	$3.66	$2.68	37%

Average prices, including derivative settlements before third-party transportation costs: (c)
Natural Gas (per mcf)	$3.13	$2.47	27%	$3.39	$2.71	25%
NGLs (per bbl)	$23.88	$24.56	-3%	$25.80	$25.41	2%
Oil (per bbl)	$54.22	$68.12	-20%	$57.39	$67.63	-15%
Gas equivalent (per mcfe) (b)	$3.49	$3.10	13%	$3.75	$3.32	13%

Average prices, including derivative settlements and after third-party transportation costs: (d)
Natural Gas (per mcf)	$2.00	$1.34	49%	$2.24	$1.58	42%
NGLs (per bbl)	$9.01	$10.90	-17%	$10.91	$11.39	-4%
Oil (per bbl)	$52.84	$67.48	-22%	$55.84	$66.91	-17%
Gas equivalent (per mcfe) (b)	$1.97	$1.66	19%	$2.22	$1.85	20%

Transportation, gathering and compression expense per mcfe	$1.52	$1.44	6%	$1.53	$1.47	4%

(a) Represents volumes sold regardless of when produced.
(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.
(c) Excluding third-party transportation, gathering, processing and compression costs.
(d) Net of transportation, gathering, processing and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME
TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, In thousands, except per share data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	%	2025	2024	%

Income from operations before income taxes, as reported	$302,042	$10,010	2917%	$411,777	$120,352	242%
Adjustment for certain special items:
Gain on the sale of assets	(102)	(66)		(164)	(153)
ARO settlement (gain) loss	(1)	-		(1)	26
Change in fair value related to derivatives prior to settlement	(123,281)	111,249		40,249	187,024
Abandonment and impairment of unproved properties	6,781	1,524		11,355	3,895
Loss (gain) on early extinguishment of debt	-	(179)		(3)	(243)
Lawsuit settlements	63	287		90	478
Exit costs	8,502	10,094		17,399	20,409
Brokered natural gas and marketing - stock-based compensation	802	583		1,642	1,291
Direct operating - stock-based compensation	504	471		1,041	968
Exploration expenses - stock-based compensation	366	335		713	659
General & administrative - stock-based compensation	9,326	8,482		19,437	18,460
Deferred compensation plan - non-cash adjustment	(88)	1,240		2,791	7,645

Income before income taxes, as adjusted	204,914	144,030	42%	506,326	360,811	40%

Income tax expense, as adjusted
Current	4,645	2,399		6,645	3,981
Deferred (a)	42,485	30,728		109,810	79,006

Net income, excluding certain items, a non-GAAP measure	$157,784	$110,903	42%	$389,871	$277,824	40%

Non-GAAP income per common share
Basic	$0.66	$0.46	43%	$1.63	$1.15	42%
Diluted	$0.66	$0.46	43%	$1.62	$1.14	42%

Non-GAAP diluted shares outstanding, if dilutive	239,717	242,983		240,772	242,766

(a) Taxes are estimated to be approximately 23% for 2024 and 2025

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING
CERTAIN ITEMS AND ADJUSTED EARNINGS PER
SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income, as reported	$237,578	$28,704	$334,630	$120,842
Adjustments for certain special items:
Gain on the sale of assets	(102)	(66)	(164)	(153)
ARO settlement (gain) loss	(1)	-	(1)	26
Gain on early extinguishment of debt	-	(179)	(3)	(243)
Change in fair value related to derivatives prior to settlement	(123,281)	111,249	40,249	187,024
Abandonment and impairment of unproved properties	6,781	1,524	11,355	3,895
Lawsuit settlements	63	287	90	478
Exit costs	8,502	10,094	17,399	20,409
Stock-based compensation	10,998	9,871	22,833	21,378
Deferred compensation plan	(88)	1,240	2,791	7,645
Tax impact	17,334	(51,821)	(39,308)	(83,477)

Net income, excluding certain items, a non-GAAP measure	$157,784	$110,903	$389,871	$277,824

Net income per diluted share, as reported	$0.99	$0.12	$1.39	$0.49
Adjustments for certain special items per diluted share:
Gain on the sale of assets	-	-	-	-
ARO settlement (gain) loss	-	-	-	-
Gain on early extinguishment of debt	-	-	-	-
Change in fair value related to derivatives prior to settlement	(0.51)	0.46	0.17	0.77
Abandonment and impairment of unproved properties	0.03	0.01	0.05	0.02
Lawsuit settlements	-	-	-	-
Exit costs	0.04	0.04	0.07	0.08
Stock-based compensation	0.05	0.04	0.09	0.09
Deferred compensation plan	-	0.01	0.01	0.03
Adjustment for rounding differences	(0.01)	(0.01)	-	-
Tax impact	0.07	(0.21)	(0.16)	(0.34)
Dilutive share impact (rabbi trust and other)	-	-	-	-

Net income per diluted share, excluding certain items, a non-GAAP measure	$0.66	$0.46	$1.62	$1.14

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.66	$0.46	$1.63	$1.15
Diluted	$0.66	$0.46	$1.62	$1.14

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-
GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues
Natural gas, NGLs and oil sales, as reported	$666,638	$478,450	$1,458,558	$1,045,451
Derivative fair value income (loss), as reported	154,747	16,808	(4,210)	63,406
Less non-cash fair value (gain) loss	(123,281)	111,249	40,249	187,024
Brokered natural gas and marketing, as reported	33,009	31,393	87,417	60,224
Other income, as reported	1,881	3,458	5,064	6,484
Less gain on sale of assets	(102)	(66)	(164)	(153)
Less ARO settlement	(1)	-	(1)	26
Cash revenues	732,891	641,292	1,586,913	1,362,462

Expenses
Direct operating, as reported	23,120	22,752	48,493	44,913
Less direct operating stock-based compensation	(504)	(471)	(1,041)	(968)
Transportation, gathering and compression, as reported	304,714	281,495	610,823	572,370
Taxes other than income, as reported	7,835	4,974	14,822	10,342
Brokered natural gas and marketing, as reported	34,985	34,096	93,186	65,699
Less brokered natural gas and marketing stock-based compensation	(802)	(583)	(1,642)	(1,291)
General and administrative, as reported	42,146	40,141	83,837	84,082
Less G&A stock-based compensation	(9,326)	(8,482)	(19,437)	(18,460)
Less lawsuit settlements	(63)	(287)	(90)	(478)
Interest expense, as reported	26,796	29,713	55,957	60,189
Less amortization of deferred financing costs	(1,166)	(1,357)	(2,542)	(2,717)
Cash expenses	427,735	401,991	882,366	813,681

Cash margin, a non-GAAP measure	$305,156	$239,301	$704,547	$548,781

Mmcfe produced during period	199,956	195,918	397,981	390,794

Cash margin per mcfe	$1.53	$1.22	$1.77	$1.40

RECONCILIATION OF INCOME BEFORE INCOME TAXES
TO CASH MARGIN, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Income before income taxes, as reported	$302,042	$10,010	$411,777	$120,352
Adjustments to reconcile income before income taxes
to cash margin:
ARO settlements	(1)	-	(1)	26
Derivative fair value (income) loss	(154,747)	(16,808)	4,210	(63,406)
Net cash receipts on derivative settlements	31,466	128,057	36,039	250,430
Exploration expense	7,562	6,316	13,606	10,518
Lawsuit settlements	63	287	90	478
Exit costs	8,502	10,094	17,399	20,409
Deferred compensation plan	(88)	1,240	2,791	7,645
Stock-based compensation (direct operating, brokered natural gas and	10,998	9,871	22,833	21,378
marketing and general and administrative)
Bad debt expense	-	-	-	-
Interest - amortization of deferred financing costs	1,166	1,357	2,542	2,717
Depletion, depreciation and amortization	91,514	87,598	182,073	174,735
Gain on sale of assets	(102)	(66)	(164)	(153)
Gain on early extinguishment of debt	-	(179)	(3)	(243)
Abandonment and impairment of unproved properties	6,781	1,524	11,355	3,895
Cash margin, a non-GAAP measure	$305,156	$239,301	$704,547	$548,781